                                                                   EXHIBIT 22.1

                    SUPERMARKETS GENERAL HOLDINGS CORPORATION
                              List of Subsidiaries




              Name                                   State of Incorporation
              ----                                   ----------------------
       AAL Realty Corp..............................       New York
       Bridge Stuart, Inc...........................       New York
       Bucks Stuart, Inc............................       Pennsylvania
       Chefmark, Inc................................       Delaware
       Eatontown Stuart, Inc........................       New Jersey
       GAW Properties Corp..........................       New Jersey
       Jersey Stuart, Inc...........................       New Jersey
       Madison Stuart Corporation...................       New Jersey
       Pathmark Risk Management Corporation.........       New Jersey
       Pathmark Stores, Inc.........................       Delaware
       Pauls Trucking Corp..........................       New Jersey
       Pennsylvania Stuart, Inc.....................       Pennsylvania
       Plainbridge, Inc.............................       Delaware
       PTK Holdings, Inc............................       Delaware

